Exhibit 99.3

Wylie Bice Trucking, LLC

Unaudited Financial Statements

March 31, 2012

Wylie Bice Trucking, LLC

Index

March 31, 2012

Page(s)

Financial Statements (unaudited)

Statements of Financial Position	2

Statements of Operations	3

Statements of Cash Flows	4

Notes to Financial Statements	5–8

Wylie Bice Trucking, LLC

Statements of Financial Position

March 31, 2012 and December 31, 2011 (Unaudited)

(in thousands)
	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$1,149	$1,773
Accounts receivable, net	23,352	28,871
Prepaid expenses	426	194

Total current assets	24,927	30,838

Property and equipment, net	11,943	9,793
Other assets	190	169

Total assets	$37,060	$40,800

Liabilities and Member’s Equity
Current liabilities
Current maturities of indebtedness	$1,088	$1,124
Current maturities of capital lease obligations	1,439	972
Factoring advances liability	8,890	10,472
Accounts payable	5,390	7,041
Independent owner-operators payable	9,538	13,689
Accrued expenses	387	479

Total current liabilities	26,732	33,777

Long-term indebtedness, less current maturities	3,333	3,187
Capital lease obligations, less current maturities	4,107	2,780

Total liabilities	34,172	39,744

Member’s equity	2,888	1,056

Total liabilities and member’s equity	$37,060	$40,800

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Statements of Operations

Three Months Ended March 31, 2012 and 2011 (Unaudited)

(in thousands)	Three Months Ended March 31,
	2012	2011
Operating revenues
Transportation revenues	$26,999	$6,558
Service revenues	4,313	1,248

Total operating revenues	31,312	7,806

Operating expenses
Purchased transportation	21,302	4,079
Compensation	1,086	529
Payroll service expense	1,569	290
Fuel, supplies and maintenance	3,372	1,369
Depreciation	461	406
Selling and administrative	123	101
Insurance costs	207	142
Taxes and licenses	39	11
Communication and utilities	49	21

Total operating expenses	28,208	6,948

Operating income	3,104	858

Interest expense	415	107

Interest income	(1)	—
Other (income) expense	(3)	4

Net income	$2,693	$747

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011 (Unaudited)

(in thousands)	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$2,693	$747
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	461	406
Bad debt (recovery) expense	(153)	24
Changes in assets and liabilities
Accounts receivables	5,673	(1,860)
Prepaid expenses	(232)	(44)
Other assets	(23)	(6)
Accounts payable	(1,651)	752
Independent owner-operators payable	(4,151)	(186)
Accrued expenses	(92)	—

Net cash provided by (used in) operating activities	2,525	(167)

Cash flows from investing activities
Capital expenditures	(184)	(560)

Net cash used in investing activities	(184)	(560)

Cash flows from financing activities

Proceeds from issuance of long-term loan obligations	485	—
Principal payments on long-term loan obligations	(374)	(43)
Principal payments on capital lease obligations	(633)	(428)
Settlements on factoring advance arrangements	(1,582)	—
Member (draws) contributions	(861)	1,243

Net cash (used in) provided by financing activities	(2,965)	772

Net (decrease) increase in cash and cash equivalents	(624)	45
Cash and cash equivalents
Beginning of period	1,773	530

End of period	$1,149	$575

Supplemental disclosure of cash flow information
Cash paid during the period for Interest	$130	$113
Supplemental disclosure of noncash flow information
Capital lease obligations and lease residual guarantees	2,427	225

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

1.	Nature of Business and Operations

Wylie Bice Trucking LLC, incorporated February 26, 2006 in Killdeer, North Dakota (the “Company”), is engaged in the transportation of fresh, flowback and production water, and oil to the unconventional oil and gas market within the Bakken Shale.

2.	General

The financial statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited 2011 financial statements. In the opinion of management, these financial statements contain all adjustments, consisting of only normal reoccurring adjustments, that are deemed necessary for fair presentation.

3.	Service Revenues

The components of service revenues are as follows for the three months ended March 31 (in thousands):

	2012	2011

Rental revenue	$109	$112
Water revenue	1,898	694
Repair shop revenue	737	149
Other revenue	1,569	293

	$4,313	$1,248

4.	Accounts Receivable

Accounts receivable consisted of the following at (in thousands):

	March 31, 2012	December 31, 2011

Trade accounts receivable	$18,461	$26,078
Receivables due from factoring	3,736	2,621
Independent owner-operator receivables	1,302	731
Other receivables	478	281

	23,977	29,711

Less: Allowance for doubtful accounts	(625)	(840)

	$23,352	$28,871

Wylie Bice Trucking, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

The activity in the allowance for doubtful accounts is as follows (in thousands):

Balance at December 31, 2010	$—

Adjustment to bad debt expense	(840)
Write-offs, net of recoveries	—

Balance at December 31, 2011	(840)

Adjustment to bad debt expense	153
Write-offs, net of recoveries	62

Balance at March 31, 2012 (unaudited)	$(625)

Accounts Receivable Factoring

At March 31, 2012 and December 31, 2011, the Company had factored receivables of approximately $3.7 million and $2.6 million, respectively, and a factoring advance liability of approximately $8.9 million and $10.4 million, respectively. As of March 31, 2012 and December 31, 2011, the Company had no outstanding loan balances under this arrangement.

5.	Property and Equipment

Property and equipment consisted of the following at (in thousands):

	March 31, 2012	December 31, 2011

Land and improvements	$60	$60
Buildings and improvements	801	801
Other Equipment	1,757	1,657
Trailers, tractors and terminal equipment	11,894	9,383

Total property and equipment	14,512	11,901

Accumulated depreciation	(2,569)	(2,108)

Property and equipment, net	$11,943	$9,793

Depreciation expense was approximately $0.5 million and $0.4 million for the three month periods ended March 31, 2012 and 2011, respectively.

At March 31, 2012 and December 31, 2011, the Company had approximately $7.5 million and $4.7 million, respectively, of fixed assets and approximately $1.3 million and $1.2 million, respectively, of accumulated depreciation related to equipment under capital leases. Equipment under capital leases is included in trailers, tractors and terminal equipment in the above schedule.

Wylie Bice Trucking, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

6.	Long-Term Indebtedness

Long-term debt consisted of the following (in thousands):

	March 31, 2012	December 31, 2011

Capital lease obligations	$5,546	$3,752
Equipment loans	4,421	4,311

Long-term obligations, including current maturities	9,967	8,063

Less: Current maturities of long-term obligations (including capital lease obligations)	(2,527)	(2,096)

Long-term obligations, less current maturities (including capital lease obligations)	$7,440	$5,967

Equipment Loans

The Company entered into multiple financing agreements with various lenders for the purchase of tractors, trailers and other equipment. The initial agreements have terms that range from two to five years with interest rates ranging from approximately 4.99% to 17.50%. There are no covenants associated with these financing agreements. The Company records these loans under indebtedness in the statements of financial position.

Lease Agreements

The Company entered into multiple capital leases with various lenders for the purchase of tractors, trailers and other equipment. The leases have interest rates ranging from 4.25% to 12.69%. There are no covenants associated with these financing agreements. The Company records these leases under capital lease obligations in the statements of financial position.

7.	Transactions With Related Parties

The Company purchased from RM Resources, LLC (“RM”) a company which is 33% owned by Wylie Bice, the owner of the Company, approximately, $1.2 million and $0.2 million for water disposal services for the three month periods ended March 31, 2012 and 2011, respectively. Of this total, approximately, $0.7 million and $0.04 million was included in accounts payable as of March 31, 2012 and March 31, 2011, respectively. The services purchased from RM by the Company are a passthrough of collections received from customers. The Company records water disposal revenues as service revenues with the corresponding expense in fuel, supplies and maintenance.

In the three month period ended March 31, 2012 and 2011, the Company recognized approximately $0.5 million and $0.3 million, respectively, of revenue for services related to equipment rentals to Red Rock Rentals, LLC (“Red Rock”), which is owned by Dean Rodne, 33% owner of RM Resources.

Wylie Bice Trucking, LLC

Notes to Financial Statements (Unaudited)

March 31, 2012

The Company performs payroll services, which includes paying driver wages, on behalf of other owner operators. The Company is subsequently reimbursed by the owner operators for those payments. The Company records the reimbursed payroll within service revenues and records a corresponding expense in payroll service expenses.

8.	Commitments and Contingencies

Litigation

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. In the opinion of the Company’s management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, results of operations or cash flows of the Company.

9.	Subsequent Events

On May 7, 2012, the Company’s sole member entered into an asset purchase agreement with Quality Carriers, Inc. to sell the operating assets of the Company for $47.6 million, plus potential additional consideration of $11.4 million if certain future operating and performance criteria are satisfied. On June 1, 2012, this sale was consummated for an adjusted purchase price of $51.0 million.